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                                                                    Exhibit 99.2

                                8,000,000 Shares

                            ABER DIAMOND CORPORATION

                         Common Shares Without Par Value

                               PURCHASE AGREEMENT

                                     between

                           TIFFANY & CO. INTERNATIONAL

                                       and

                            MERRILL LYNCH CANADA INC.

                                       and

                             CIBC WORLD MARKETS INC.

                                       and

                               SCOTIA CAPITAL INC.

                                       and

                           UBS SECURITIES CANADA INC.



December 7, 2004




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                               PURCHASE AGREEMENT

                                                                December 7, 2004


MERRILL LYNCH CANADA INC.
BCE Place
181 Bay Street, Suite 400
Toronto, ON  M5J 2V8
Canada

CIBC WORLD MARKETS INC.
BCE Place
161 Bay Street, 7th Floor
Toronto, ON  M5J 2S8
Canada

SCOTIA CAPITAL INC.
Scotia Plaza
40 King Street West
P.O. Box 4085, Station "A"
Toronto, ON  M5W 2X6
Canada


UBS SECURITIES CANADA INC.
BCE Place
161 Bay Street, Suite 4100
P.O. Box 617
Toronto, ON  M5J 2S1
Canada


Dear Sirs and Mesdames:


      Tiffany & Co. International, a Delaware corporation, ("Tiffany"), proposes to sell to Merrill Lynch Canada Inc. ("Merrill Lynch"), CIBC World Markets Inc. ("CIBC"), Scotia Capital Inc. ("Scotia") and UBS Securities Canada Inc. ("UBS") (Merrill, CIBC, Scotia and UBS are all collectively referred to herein as the "Purchasers") 8,000,000 common shares, without par value (the "Shares"), of Aber Diamond Corporation, a British Columbia corporation ("Aber").

      The Shares will be sold to the Purchasers for resale (i) in the United States without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to "accredited investors" (as defined in Section 2(a)(15) of the Securities Act) and to "qualified institutional

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buyers" as defined in Rule 144A(a)(1) under the Securities Act, (ii) in all transactions outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") and (iii) in Canada without filing a prospectus and in compliance with Canadian securities laws including the rules and regulations of the Toronto Stock Exchange.

      In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Tiffany and each of the Purchasers agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, Tiffany agrees to sell to the Purchasers, and the Purchasers agree to purchase from Tiffany, the Shares at a purchase price of Cdn.$42.00 per share. In consideration of the Purchasers' agreement to purchase the Shares hereunder, Tiffany agrees to pay a fee or provide a discount in the amount of 1.5% of the purchase price per share to the Purchasers at the time of purchase (as defined below). The Purchasers' obligations to purchase the Shares in accordance with this Agreement shall be several and not joint in that each of the Purchasers shall severally be obligated to purchase only the percentage of the aggregate number of Shares set opposite its name in the attached Schedule 1.

2. Payment and Delivery.

            (a) Payment of the purchase price, net of the fees or discount contemplated in section 1 hereof, in Canadian dollars and/or U.S. dollars for the Shares shall be made by the Purchasers to Tiffany by wire transfer in same day funds, against delivery of the certificates representing the Shares to Merrill Lynch on behalf of the Purchasers, to Tiffany's account as specified in the attached Schedule 2. Such payment shall be made at 10:00 A.M., Toronto time, on December 10, 2004 (unless another time shall be agreed to by Tiffany and the Purchasers). The time at which such payment and delivery are actually made is herein sometimes called the "time of purchase". Certificates for the Shares, along with duly executed blank share transfer power in respect of the Shares, shall be delivered at the time of purchase to Davies Ward Phillips & Vineberg LLP, legal counsel of the Purchasers.

            (b) Each of Tiffany and the Purchasers shall be responsible for its own legal and out-of-pocket expenses incurred in connection with the transactions contemplated hereby.

3. Representations and Warranties of Tiffany. Tiffany represents and warrants to the Purchasers that:

            (a) Tiffany is a corporation existing under the laws of the State of Delaware and has all corporate power and authority necessary to enter into this Agreement and to sell, assign, transfer and deliver the Shares to the Purchasers hereunder. This Agreement has been duly authorized, executed and delivered by Tiffany and is a legal, valid and binding obligation of Tiffany, enforceable against Tiffany by the Purchasers in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.


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            (b) The sale of the Shares by Tiffany to the Purchasers hereunder and the compliance by Tiffany with all of the provisions of this
      Agreement: (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Tiffany is a party; or (ii) result in any violation of the provisions of (a) the charter or by-laws of Tiffany or
      (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Tiffany except, in the case of clauses (i) and (ii)(b), for such conflicts, breaches, violations or defaults as would not impair in any material respect the ability of Tiffany to sell the Shares to the Purchasers hereunder or affect the market price or value of such Shares.

            (c) Tiffany is the registered and beneficial owner of the Shares with good and marketable title thereto free and clear of any lien, claim or encumbrance. Prior to the time of purchase, Tiffany will be the registered and beneficial owner of the Shares with good and marketable title thereto free and clear of any lien, claim or encumbrance. Upon completion of the transactions contemplated hereunder, all of the Shares will be owned by the Purchasers as beneficial owners of record, with good and marketable title thereto free and clear of any lien, claim or encumbrance (other than any lien, claim or encumbrance granted by the Purchasers).

            (d) No person other than the Purchasers have any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement for the purchase or acquisition of any of the Shares.

            (e) Tiffany has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the offer and sale of the Shares.

            (f) Tiffany has not: (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or would be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares; or (ii) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).

            (g) Tiffany has not engaged and will not engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Shares.

            (h) Tiffany is not aware of any material adverse change in the business, financial condition or results of operation of Aber since October 31, 2004.

            (i) Tiffany is not aware of any untrue statement of a material fact in the information released publicly by Aber or any omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge, information and belief of Tiffany, all material information relating to the business, operations, capital or affairs of Aber has been generally disclosed.


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            (j) Tiffany has obtained all consents and approvals from, and made all filings with, governmental or regulatory authorities as may be necessary for Tiffany to execute and deliver this Agreement and consummate the transactions contemplated hereby.

            (k) The sale of the Shares is not a "control block distribution" pursuant to National Instrument 62-101 under Canadian securities laws.

4. Representations, Warranties and Covenants of the Purchasers . The Purchasers propose to offer the Shares for sale upon the terms and conditions set forth in this Agreement. In connection with the purchase and sale of the Shares, each of the Purchasers hereby represents and warrants to and agrees with Tiffany that:

            (a) It will offer and sell the Shares only: (i) in Canada without filing a prospectus and in compliance with Canadian securities laws including the rules and regulations of the Toronto Stock Exchange; (ii) in the United States, to "accredited investors" and to "qualified institutional buyers" and (iii) in all transactions outside the United States, including in Canada, in reliance on Regulation S.

            (b) It has not and will not, directly or indirectly, solicit offers in the United States for, or offer or sell, the Shares by any form of general solicitation, general advertising (as such terms are used in Regulation D).

            (c) It will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares.

            (d) With respect to offers and sales outside the United States and
      Canada:

                  (i) It understands that no action has been or will be taken in any jurisdiction by Tiffany that would permit a public offering of the Shares, or possession or distribution of any offering or publicity material relating to the Shares, in any country or jurisdiction where action for that purpose is required.

                  (ii) It will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Shares or has in its possession or distributes any such offering or publicity material, in all cases at its own expense.

                  (iii) None of the Purchasers, their affiliates or any person acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Shares.

                  (iv) Each of the Purchasers: (A) has not offered or sold and, prior to the date six months after the time of purchase, will not offer or sell any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public


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            in the United Kingdom within the meaning of the Public Offers of
            Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (C) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

5. Representations and Warranties at Time of Purchase. All representations and warranties of each party contained in this Agreement shall be deemed to be repeated at the time of purchase and shall survive consummation of the transactions contemplated hereby.

6. Certain Covenants of Tiffany. Tiffany hereby agrees that:

            (a) Tiffany will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the offer and sale of the Shares pursuant to this Agreement.

            (b) Tiffany will not solicit any offer to buy or offer or sell the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D).

            (c) With respect to those Shares sold in reliance on Regulation S:
      (i) Tiffany has not engaged and will not engage in any directed selling efforts (within the meaning of Regulation S). Tiffany has complied and will comply with the requirements of Regulation S.

            (d) Tiffany will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

7. Termination. The obligations of the Purchasers hereunder shall be subject to termination in the absolute discretion of the Purchasers if at any time prior to the time of purchase there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the Toronto Stock Exchange;
(ii) a suspension or material limitation in trading in the shares of common stock of Aber on the Toronto Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Canadian or Ontario authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in Canada or elsewhere, if the effect of any such event specified in clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated herein.


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8. Announcements. Tiffany agrees that, unless required by applicable law or regulation, prior to the time of purchase, it will not make any public announcement regarding the transactions contemplated hereby without the prior written consent of the Purchasers, such consent not to be unreasonably withheld provided that the Purchasers will have the opportunity to comment on any such proposed public announcement.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and shall be sufficient in all respects if delivered or sent to:

      (a) Merrill Lynch Canada Inc.
          BCE Place
          181 Bay Street, Suite 400
          Toronto, Ontario M5J 2V8
          Canada
          Fax no.:  416-369-8778
          Attention:  Greg Fournier

      (b) CIBC World Markets Inc.
          BCE Place
          161 Bay Street, 7th Floor
          Toronto, ON  M5J 2S8
          Canada
          Fax: no.:  416-594-8848
          Attention:  David Scott

      (c) Scotia Capital Inc.
          Scotia Plaza
          40 King Street West
          P.O. Box 4085, Station "A"
          Toronto, ON  M5W 2X6
          Fax no.:  416-863-7117
          Attention:  Paul Rollinson

      (d) UBS Securities Canada Inc.
          BCE Place
          161 Bay Street, Suite 4100
          P.O. Box 617
          Toronto, ON  M5J 2S1
          Canada
          Fax no.:  416-364-9296
          Attention:  Steven Latimer


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      (e) Tiffany & Co. International
          600 Madison Avenue
          New York, NY  10022
          U.S.A.
          Fax no.:  212-230-5324
          Attention:  Patrick Dorsey

11. Governing Law and Construction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

12. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13. Amendments and Waivers. No amendment of this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless expressly provided.

14. Further Assurances. Each of Tiffany and the Purchasers shall execute and deliver, in a timely manner, all such documents, certificates, assurances and other instruments as may reasonably be required to carry out the provisions of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.


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      If the foregoing correctly sets forth the understanding between Tiffany and the Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between Tiffany and the Purchasers.

                                         Very truly yours,


                                         TIFFANY & CO. INTERNATIONAL

                                         By: /s/ Patrick B. Dorsey
                                             ---------------------
                                             Name:  Patrick B. Dorsey
                                             Title: Vice President and Secretary



Accepted and agreed to as of the
date first above written:

MERRILL LYNCH CANADA INC.                CIBC WORLD MARKETS INC.

By: /s/ Greg Fournier                    By: /s/ David Scott
    ----------------------------------       -----------------------------------
    Name:  Greg Fournier                     Name:  David Scott
    Title: Managing Director                 Title: Managing Director


SCOTIA CAPITAL INC.                      UBS SECURITIES CANADA INC.

By: /s/ J. Paul Rollinson                By: /s/ Steven A. Latimer
    ----------------------------------       -----------------------------------
    Name:  J. Paul Rollinson                 Name:  Steven A. Latimer
    Title: Managing Director                 Title: /s/ Executive Director